UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  DECEMBER 17, 2009  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                                     0-27182                  25-1624305
    (State or other jurisdiction                          (Commission File         IRS Employer
           of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 5.02  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Accredited Business Consolidators Corp., trading as Italian Oven Inc. on the over the counter market (Pink Sheets:  IOVE) today announced the appointment of new management for its majority owned subsidiary, Accredited Suppliers Corp.

Sergio Alejandro was appointed Vice President and Director, and Rebeca Torrez was appointed Chief Operating Officer and Director.  Mr. Alejandro is a citizen of Guatemala, and Ms. Torrez is a citizen of Nicaragua.

Neither officer will receive compensation for their position until Accredited Suppliers Corp. achieves profitability through its automobile parts supplier operations in Central America.

Both new officers maintain over ten years experience in the automotive parts and accessories business, and they presently operate retail stores in Nicaragua that sell automotible parts.  They previously managed a successful wholesale distributorship in Central America in operations that were similar to Accredited Suppliers Corp.'s business model of importing bulk auto parts from the United States and China for resell to smaller automobile dealerships and stores in rural Central American locations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 17, 2009

ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Andy William
Vice President

Twitter:  accreditedbiz

fax:  1-267-371-5168